Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2022 Third Quarter Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (October 26, 2022): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $13.8 million, or $0.30 per basic and diluted share, for the third quarter of 2022, compared to net income of $10.0 million, or $0.21 per basic and diluted share, for the preceding quarter and $12.3 million, or $0.24 per diluted share, for the same period last year.

Selected Third Quarter Financial Highlights:

●	Net income increased $3.8 million, or 37.8%.
●	Return on average assets was 1.14%, and return on average equity was 8.76%.
●	Loan growth of $285.4 million, or 7.3%.
●	Total deposit growth $35.2 million, or 0.91% and core deposit growth of $22.9 million, or 0.70%.
●	Continued share repurchase program.

“I am proud of our team’s ability to manage the volatile interest rate environment,” said Joseph F. Casey, President and Chief Executive Officer. He added: “The Company continues to drive revenue through expanded margin which was up 30 basis points year-over-year resulting in net interest income expansion of $12.4 million, or 12.7%. Our mortgage segment remains profitable as the increasing value of our servicing rights, coupled with expense reductions, partially offset declining origination volume and gain-on-sale margins.”

Net Interest Income

The Company’s net interest and dividend income was $39.3 million for the quarter ended September 30, 2022, up $2.1 million, or 5.7%, from $37.2 million for the quarter ended June 30, 2022, and up $6.5 million, or 19.9%, from $32.8 million for the quarter ended September 30, 2021. The interest rate spread and net interest margin were 3.30% and 3.47%, respectively, for the quarter ended September 30, 2022, compared to 3.39% and 3.48%, respectively, for the quarter ended June 30, 2022, and 2.97% and 3.08%, respectively, for the quarter ended September 30, 2021. On a linked-quarter basis, the increase in net interest and dividend income primarily reflects an increase in the average loan balance coupled with increased yields on loans and investments primarily due to rate increases, partially offset by decreases in fees recognized in connection with U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans and higher rates on deposits. The cost of funds was 51 basis points for the quarter ended September 30, 2022, compared to 27 basis points in the preceding quarter.

The $4.7 million increase in total interest and dividend income on a linked-quarter basis reflected a 20-basis-point increase in the yield on interest-earning assets. The yield on loans increased 15 basis points, from 3.96% to 4.11%. Interest on loans in the third quarter included $454,000 in prepayment penalties on commercial loans and $188,000 in accretion income from the fair value discount on loans acquired in connection with the merger with Coastway Bancorp, Inc. Prepayment penalties and accretion income in the preceding quarter were $1.1 million and $353,000, respectively. The three months ended September 30, 2022 and June 30, 2022 include the recognition of deferred fees on PPP loans in the amount of $24,000 and $368,000, respectively. The yield on investments increased 8 basis points, from 1.92% to 2.00%.

The increase in net interest and dividend income from the prior year quarter reflects an increase of $8.7 million, or 24.4%, in total interest and dividend income and an increase of $2.2 million, or 73.8%, in total interest expense. The changes reflect rate and volume changes in both interest-bearing assets and liabilities. The yield on interest-earning assets increased 57 basis points, while the average balance increased $272.3 million, and the cost of interest-bearing liabilities increased 24 basis points, while the average balance increased $271.6 million.

Noninterest Income

Total noninterest income increased $142,000, or 1.0%, to $14.2 million for the quarter ended September 30, 2022, from $14.1 million for the quarter ended June 30, 2022. Mortgage loan closings for the quarter ended September 30, 2022 were $250.5 million with a gain on loan sales of $3.8 million, compared to $297.5 million in mortgage closings and $4.5 million in gain on sales for the preceding quarter. Deposit account fees were $4.9 million for the quarter ended September 30, 2022, flat compared to the quarter ended June 30, 2022. Other income for the quarter ended September 30, 2022 increased $82,000.

Although declining mortgage demand and volume has negatively impacted mortgage banking income, the change in the fair value of mortgage servicing rights has provided a positive offset. The increase in the fair value of mortgage servicing rights for the three months ended September 30, 2022 was $2.6 million, as compared to an increase of $1.6 million in the fair value of mortgage servicing rights for the three months ended June 30, 2022. The 10-year Treasury Constant Maturity rate increased 85 basis points versus the second quarter of 2022. The impact of principal payments on the underlying mortgages on the mortgage servicing rights was consistent at $747,000 and $771,000 for the quarters ended September 30, 2022 and June 30, 2022, respectively. The change in the fair value of the mortgage servicing rights is generally consistent with the change in the 10-year Treasury Constant Maturity rate. As interest rates rise and prepayment speeds slow, mortgage servicing rights values tend to increase; conversely, as interest rates fall and prepayment speeds quicken, mortgage servicing rights values tend to decrease.

Total noninterest income decreased $7.8 million, or 35.3%, compared to the quarter ended September 30, 2021, primarily due to a $7.6 million, or 48.4%, decrease in mortgage banking income, driven by the decrease in loan closings and narrowing gain-on-sale margins.

Noninterest Expense

Total noninterest expenses were $34.5 million for the quarter ended September 30, 2022, a decrease of $481,000, or 1.4%, from the quarter ended June 30, 2022. Compensation and benefits decreased $464,000, or 2.2%, and professional fees decreased $223,000, or 13.3%, partially offset by a $254,000 increase in occupancy and equipment expenses. The decrease in compensation expense reflects a $477,000 decrease in commission expense consistent with the decrease in mortgage originations. The increase in occupancy and equipment expense reflects an increase in expenses for utilities and software licenses.

Total noninterest expenses decreased $4.8 million, or 12.2%, from the quarter ended September 30, 2021. Compensation and benefits decreased $3.8 million and loan expenses decreased $968,000, consistent with the decrease in residential mortgage loan closings and corresponding decrease in mortgage origination commissions. The decrease in compensation and benefits also reflects proactive cost reduction measures taken at HarborOne Mortgage beginning in the second quarter of 2021.

Income Tax Provision

The effective tax rate was 25.4% for the quarter ended September 30, 2022, compared to 27.6% for the quarter ended June 30, 2022 and 28.6% for the quarter ended September 30, 2021. The third quarter 2022 effective rate was impacted by a tax benefit recorded for Industrial Revenue Bonds. The 2022 effective tax rate is expected to be approximately 27%.

Asset Quality and Allowance for Credit Losses

Effective January 1, 2022, the Company adopted Accounting Standards Update No. 2016-13, commonly referred to as CECL, which requires the measurement of expected lifetime credit losses for financial assets measured at amortized cost, as well as unfunded commitments that are considered off-balance sheet credit exposures. CECL requires that the allowance for credit losses (“ACL”) be calculated based on current expected credit losses over the full remaining expected life of the financial assets and also consider expected future changes in macroeconomic conditions. Upon adoption of CECL on January 1, 2022, the Company’s ACL on loans decreased by $1.3 million, and the ACL on unfunded commitments increased by $3.9 million, for a net increase of $2.6 million. The after-tax impact of $1.9 million was recognized as a one-time, cumulative-effect adjustment that decreased retained earnings.

Credit quality performance continued to be strong with total nonperforming assets of $23.4 million at September 30, 2022, compared to $24.4 million at June 30, 2022 and $36.5 million at September 30, 2021. Nonperforming assets as a percentage of total assets were 0.47% at September 30, 2022, 0.52% at June 30, 2022, and 0.80% at September 30, 2021.

The funded loan provision for credit losses for the three and nine months ended September 30, 2022 was $262,000 and $2.0 million, respectively, and reflects provisioning for loan growth partially offset by a reduction in pandemic related uncertainty. Net recoveries totaled $799,000, or 0.08% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2022. Net recoveries totaled $504,000, or 0.05% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2022, and net charge-offs totaled $1.7 million, or 0.19% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2021. The third quarter 2022 recovery reflects the disposition of assets from a SBA guaranteed credit.

The ACL was $44.6 million, or 1.06% of total loans, at September 30, 2022, compared to $43.6 million, or 1.11% of total loans, at June 30, 2022 and an allowance for loss under the incurred loss model of $48.0 million, or 1.39% of total loans, at September 30, 2021. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $5.5 million at September 30, 2022 as compared to $5.1 million at June 30, 2022 and the associated provision was $406,000 and $1.6 million for the three and nine months ended September 30, 2022. There was no ACL on unfunded commitments at December 31, 2021 or September 30, 2021. The increase from the prior quarter reflects $95.3 million in new construction originations in the third quarter, with $72.4 million in unfunded balances as of September 30, 2022.

We have not experienced any significant negative trends in the at-risk sectors identified in response to conditions that developed during the COVID-19 pandemic; however management continues to monitor certain credit types within those sectors that may be susceptible to increased credit risk as a result of trends that were precipitated by the COVID-19 pandemic and may be exacerbated by current economic conditions. Management is focused on business-oriented hotels, non-anchored retail space and metro office space. As of September 30, 2022, business-oriented hotels included 13 loans with a total outstanding balance of $93.9 million, non-anchored retail space included 31 loans with a total outstanding balance of $56.3 million and metro office space included 2 loans with a total outstanding balance of $14.9 million. As of September 30, 2022 there were two business-oriented hotel credits with a carrying value of $10.3 million that were rated substandard and on nonaccrual. One of those credits in the amount of $2.0 million was provided a principal deferral that resulted in a troubled-debt restructuring designation in the third quarter. One business-oriented hotel credit in the amount of $9.5 million was downgraded to a watch risk rating during the third quarter of 2022. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets increased $283.6 million, or 6.0%, to $4.99 billion at September 30, 2022, from $4.70 billion at June 30, 2022. The increase primarily reflects an increase of $285.4 million in loans. Securities available for sale were negatively impacted by unrealized losses of $70.4 million as of September 30, 2022, as compared to $49.9 million of unrealized losses as of June 30, 2022, and $3.6 million of unrealized losses as of December 31, 2021.

Loans increased $285.4 million, or 7.3%, to $4.20 billion at September 30, 2022, from $3.91 billion at June 30, 2022. The increase in loans for the three months ended September 30, 2022 was primarily due to increases in commercial real estate loans of $194.3 million, commercial construction loans of $26.3 million and residential real estate loans of $97.7 million, partially offset by decreases in commercial and industrial loans of $10.1 million and consumer loans of $22.8 million. As of September 30, 2022, outstanding PPP loans amounted to $2.0 million, and there was $24,000 in deferred processing fee income. We expect to complete the forgiveness process for the remaining PPP loans by year-end.

Total deposits were $3.88 billion at September 30, 2022 and $3.85 billion at June 30, 2022. Compared to the prior quarter, non-certificate accounts increased $22.9 million, and term certificate accounts increased $12.3 million. FHLB borrowings increased $240.0 million to $345.7 million at September 30, 2022 from $105.7 million at June 30, 2022. At September 30, 2022, FHLB borrowings were primarily short-term borrowings.

Total stockholders’ equity was $611.4 million at September 30, 2022, compared to $624.5 million at June 30, 2022 and $680.0 million at September 30, 2021. Stockholders’ equity decreased 2.1% when compared to the prior quarter, as earnings were offset by share repurchases and elevated levels of unrealized losses on available-for-sale investment securities included in other comprehensive income. The Company repurchased 783,502 shares at an average price of $13.82 during the three months ended September 30, 2022 and announced a fifth share repurchase program on September 21, 2022 to commence at the completion of the share repurchase program announced on April 12, 2022. The tangible-common-equity-to-tangible-assets ratio was 10.97% at September 30, 2022, 11.92% at June 30, 2022, and 13.50% at September 30, 2021. At September 30, 2022, the Company and the Bank had strong capital positions and exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered savings bank. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 31 full-service branches located in Massachusetts and Rhode Island, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 26 offices in Maine, Massachusetts, Rhode Island, and New Hampshire, and is licensed to lend in six additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; changes related to the discontinuation and replacement of LIBOR; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, the ongoing COVID-19 pandemic, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2022	2022	2022	2021	2021

Assets

Cash and due from banks	$39,910	$35,843	$41,862	$35,549	$42,589
Short-term investments	46,044	48,495	97,870	159,170	277,050
Total cash and cash equivalents	85,954	84,338	139,732	194,719	319,639

Securities available for sale, at fair value	304,852	334,398	361,529	394,036	390,552
Securities held to maturity, at amortized cost	15,000	10,000	—	—	—
Federal Home Loan Bank stock, at cost	15,973	5,625	5,931	5,931	6,828
Asset held for sale	—	—	678	881	881
Loans held for sale, at fair value	18,805	31,679	25,690	45,642	77,052
Loans:
Commercial real estate	2,041,905	1,847,619	1,816,484	1,699,877	1,573,284
Commercial construction	185,062	158,762	154,059	136,563	152,685
Commercial and industrial	397,112	407,182	410,787	421,608	414,814
Total commercial loans	2,624,079	2,413,563	2,381,330	2,258,048	2,140,783
Residential real estate	1,520,809	1,423,074	1,252,920	1,217,980	1,160,689
Consumer	52,466	75,312	103,100	131,705	156,272
Loans	4,197,354	3,911,949	3,737,350	3,607,733	3,457,744
Less: Allowance for credit losses on loans	(44,621)	(43,560)	(41,765)	(45,377)	(47,988)
Net loans	4,152,733	3,868,389	3,695,585	3,562,356	3,409,756
Mortgage servicing rights, at fair value	49,861	47,130	45,043	38,268	36,540
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	2,461	2,695	2,930	3,164	3,399
Other assets	272,202	249,988	244,405	238,606	252,645
Total assets	$4,987,643	$4,704,044	$4,591,325	$4,553,405	$4,567,094

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$795,945	$775,154	$771,172	$743,051	$756,917
NOW accounts	308,191	316,839	310,090	313,733	300,577
Regular savings and club accounts	1,289,825	1,282,913	1,218,656	1,138,979	1,144,595
Money market deposit accounts	889,517	885,673	864,316	858,970	832,441
Term certificate accounts	599,632	587,354	597,746	627,916	659,850
Total deposits	3,883,110	3,847,933	3,761,980	3,682,649	3,694,380
Short-term borrowed funds	330,000	90,000	—	—	—
Long-term borrowed funds	15,684	15,693	55,702	55,711	55,720
Subordinated debt	34,254	34,222	34,191	34,159	34,128
Other liabilities and accrued expenses	113,225	91,718	90,387	101,625	102,834
Total liabilities	4,376,273	4,079,566	3,942,260	3,874,144	3,887,062

Common stock	593	593	591	585	585
Additional paid-in capital	480,617	479,519	477,302	469,934	468,526
Unearned compensation - ESOP	(28,083)	(28,542)	(29,002)	(29,461)	(29,921)
Retained earnings	350,049	339,471	332,734	325,699	315,683
Treasury stock	(143,125)	(132,296)	(113,513)	(85,859)	(73,723)
Accumulated other comprehensive loss	(48,681)	(34,267)	(19,047)	(1,637)	(1,118)
Total stockholders' equity	611,370	624,478	649,065	679,261	680,032

Total liabilities and stockholders' equity	$4,987,643	$4,704,044	$4,591,325	$4,553,405	$4,567,094

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except share data)	2022	2022	2022	2021	2021

Interest and dividend income:
Interest and fees on loans	$42,065	$37,522	$33,576	$34,177	$33,680
Interest on loans held for sale	377	331	264	501	665
Interest on securities	1,971	1,873	1,701	1,541	1,293
Other interest and dividend income	143	131	61	134	170
Total interest and dividend income	44,556	39,857	35,602	36,353	35,808

Interest expense:
Interest on deposits	3,491	2,019	1,621	1,651	2,050
Interest on FHLB borrowings	1,209	119	188	193	431
Interest on subordinated debentures	524	524	523	524	524
Total interest expense	5,224	2,662	2,332	2,368	3,005

Net interest and dividend income	39,332	37,195	33,270	33,985	32,803

Provision (benefit) for credit losses	668	2,546	338	(1,436)	(1,627)

Net interest and dividend income, after provision (benefit) for credit losses	38,664	34,649	32,932	35,421	34,430

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,809	4,538	5,322	10,063	12,756
Changes in mortgage servicing rights fair value	1,816	862	5,285	(245)	(992)
Other	2,453	2,612	2,558	3,359	3,882
Total mortgage banking income	8,078	8,012	13,165	13,177	15,646

Deposit account fees	4,870	4,892	4,472	4,783	4,658
Income on retirement plan annuities	119	112	107	109	108
Gain on sale and call of securities, net	—	—	—	—	241
Bank-owned life insurance income	503	494	483	506	515
Other income	675	593	834	589	842
Total noninterest income	14,245	14,103	19,061	19,164	22,010

Noninterest expenses:
Compensation and benefits	20,991	21,455	20,723	24,564	24,760
Occupancy and equipment	4,829	4,575	5,428	4,923	4,765
Data processing	2,311	2,259	2,241	2,244	2,205
Loan expense	355	385	478	732	1,323
Marketing	850	986	1,218	1,120	880
Professional fees	1,457	1,680	1,539	1,443	1,362
Deposit insurance	357	354	349	345	341
Prepayment penalties on Federal Home Loan Bank advances	—	—	—	—	1,095
Other expenses	3,323	3,260	2,859	2,817	2,543
Total noninterest expenses	34,473	34,954	34,835	38,188	39,274

Income before income taxes	18,436	13,798	17,158	16,397	17,166

Income tax provision	4,678	3,811	4,891	3,807	4,907

Net income	$13,758	$9,987	$12,267	$12,590	$12,259

Earnings per common share:
Basic	$0.30	$0.21	$0.26	$0.26	$0.25
Diluted	$0.30	$0.21	$0.25	$0.25	$0.24
Weighted average shares outstanding:
Basic	45,830,737	46,980,830	47,836,410	48,918,539	49,801,123
Diluted	46,420,527	47,536,033	48,690,420	49,828,379	50,663,415

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Nine Months Ended September 30,
(dollars in thousands, except share data)	2022	2021	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$113,163	$101,646	$11,517	11.3%
Interest on loans held for sale	972	2,841	(1,869)	(65.8)
Interest on securities	5,545	2,671	2,874	107.6
Other interest and dividend income	335	384	(49)	(12.8)
Total interest and dividend income	120,015	107,542	12,473	11.6

Interest expense:
Interest on deposits	7,131	7,072	59	0.8
Interest on FHLB borrowings	1,516	1,514	2	0.1
Interest on subordinated debentures	1,571	1,571	—	0.0
Total interest expense	10,218	10,157	61	0.6

Net interest and dividend income	109,797	97,385	12,412	12.7

Provision (benefit) for credit losses	3,552	(5,822)	9,374	161.0

Net interest and dividend income, after provision (benefit) for credit losses	106,245	103,207	3,038	2.9

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	13,669	51,820	(38,151)	(73.6)
Changes in mortgage servicing rights fair value	7,963	(135)	8,098	NM
Other	7,623	12,472	(4,849)	(38.9)
Total mortgage banking income	29,255	64,157	(34,902)	(54.4)

Deposit account fees	14,234	13,056	1,178	9.0
Income on retirement plan annuities	338	318	20	6.3
Gain on sale and call of securities, net	—	241	(241)	(100.0)
Bank-owned life insurance income	1,480	1,516	(36)	(2.4)
Other income	2,102	2,234	(132)	(5.9)
Total noninterest income	47,409	81,522	(34,113)	(41.8)

Noninterest expenses:
Compensation and benefits	63,169	77,360	(14,191)	(18.3)
Occupancy and equipment	14,832	14,723	109	0.7
Data processing	6,811	6,910	(99)	(1.4)
Loan expense	1,218	5,008	(3,790)	(75.7)
Marketing	3,054	2,524	530	21.0
Professional fees	4,676	4,432	244	5.5
Deposit insurance	1,060	993	67	6.7
Prepayment penalties on Federal Home Loan Bank advances	—	1,095	(1,095)	(100.0)
Other expenses	9,442	7,629	1,813	23.8
Total noninterest expenses	104,262	120,674	(16,412)	(13.6)

Income before income taxes	49,392	64,055	(14,663)	(22.9)

Income tax provision	13,380	18,128	(4,748)	(26.2)

Net income	$36,012	$45,927	$(9,915)	(21.6)%

Earnings per common share:
Basic	$0.77	$0.89
Diluted	$0.76	$0.88
Weighted average shares outstanding:
Basic	46,875,312	51,362,252
Diluted	47,541,647	52,094,749

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$390,577	$1,971	2.00%	$391,448	$1,873	1.92%	$358,927	$1,293	1.43%
Other interest-earning assets	27,723	143	2.05	64,678	131	0.81	372,892	170	0.18
Loans held for sale	28,046	377	5.33	29,474	331	4.51	84,399	665	3.13
Loans
Commercial loans (2)	2,522,359	28,298	4.45	2,384,630	25,295	4.25	2,121,432	22,394	4.19
Residential real estate loans (2)	1,470,305	12,972	3.50	1,330,772	11,182	3.37	1,121,898	9,352	3.31
Consumer loans (2)	63,220	795	4.99	88,943	1,045	4.71	170,366	1,934	4.50
Total loans	4,055,884	42,065	4.11	3,804,345	37,522	3.96	3,413,696	33,680	3.91
Total interest-earning assets	4,502,230	44,556	3.93	4,289,945	39,857	3.73	4,229,914	35,808	3.36
Noninterest-earning assets	308,734			311,998			347,060
Total assets	$4,810,964			$4,601,943			$4,576,974
Interest-bearing liabilities:
Savings accounts	$1,293,598	1,211	0.37	$1,266,912	626	0.20	$1,136,131	365	0.13
NOW accounts	305,777	42	0.05	311,241	38	0.05	283,725	45	0.06
Money market accounts	893,452	1,382	0.61	885,305	635	0.30	832,340	392	0.19
Certificates of deposit	486,923	787	0.64	484,484	670	0.55	570,570	1,087	0.76
Brokered deposits	102,875	69	0.27	100,000	50	0.20	100,000	161	0.64
Total interest-bearing deposits	3,082,625	3,491	0.45	3,047,942	2,019	0.27	2,922,766	2,050	0.28
FHLB advances	196,036	1,209	2.45	34,763	119	1.36	84,438	431	2.03
Subordinated debentures	34,237	524	6.07	34,207	524	6.14	34,111	524	6.09
Total borrowings	230,273	1,733	2.99	68,970	643	3.74	118,549	955	3.20
Total interest-bearing liabilities	3,312,898	5,224	0.63	3,116,912	2,662	0.34	3,041,315	3,005	0.39
Noninterest-bearing liabilities:
Noninterest-bearing deposits	789,214			768,088			756,927
Other noninterest-bearing liabilities	80,304			75,186			90,366
Total liabilities	4,182,416			3,960,186			3,888,608
Total stockholders' equity	628,548			641,757			688,366
Total liabilities and stockholders' equity	$4,810,964			$4,601,943			$4,576,974
Net interest income as reported		39,332			37,195			32,803
Interest rate spread (3)			3.30%			3.39%			2.97%
Net interest-earning assets (4)	$1,189,332			$1,173,033			$1,188,599
Net interest margin (5)			3.47%			3.48%			3.08%
Ratio of interest-earning assets to interest-bearing liabilities	135.90%			137.63%			139.08%

Supplemental information:
Total deposits, including demand deposits	$3,871,839	$3,491		$3,816,030	$2,019		$3,679,693	$2,050
Cost of total deposits			0.36%			0.21%			0.22%
Total funding liabilities, including demand deposits	$4,102,112	$5,224		$3,885,000	$2,662		$3,798,242	$3,005
Cost of total funding liabilities			0.51%			0.27%			0.31%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$391,786	$5,545	1.89%	$318,817	$2,671	1.12%
Other interest-earning assets	80,540	335	0.56	317,837	384	0.16
Loans held for sale	29,114	972	4.46	130,622	2,841	2.91
Loans
Commercial loans (2)	2,400,290	75,688	4.22	2,144,726	65,253	4.07
Residential real estate loans (2)	1,341,508	34,296	3.42	1,090,361	29,439	3.61
Consumer loans (2)	89,934	3,179	4.73	209,443	6,954	4.44
Total loans	3,831,732	113,163	3.95	3,444,530	101,646	3.95
Total interest-earning assets	4,333,172	120,015	3.70	4,211,806	107,542	3.41
Noninterest-earning assets	315,781			338,980
Total assets	$4,648,953			$4,550,786
Interest-bearing liabilities:
Savings accounts	$1,242,533	2,203	0.24	$1,104,765	1,363	0.16
NOW accounts	306,115	116	0.05	242,623	123	0.07
Money market accounts	879,310	2,320	0.35	849,041	1,369	0.22
Certificates of deposit	497,744	2,186	0.59	589,404	3,760	0.85
Brokered deposits	100,969	306	0.41	100,000	457	0.61
Total interest-bearing deposits	3,026,671	7,131	0.32	2,885,833	7,072	0.33
FHLB advances	96,015	1,516	2.11	94,482	1,514	2.14
Subordinated debentures	34,206	1,571	6.14	34,080	1,571	6.16
Total borrowings	130,221	3,087	3.17	128,562	3,085	3.21
Total interest-bearing liabilities	3,156,892	10,218	0.43	3,014,395	10,157	0.45
Noninterest-bearing liabilities:
Noninterest-bearing deposits	765,479			749,426
Other noninterest-bearing liabilities	80,727			90,763
Total liabilities	4,003,098			3,854,584
Total stockholders' equity	645,855			696,202
Total liabilities and stockholders' equity	$4,648,953			$4,550,786
Net interest income as reported		109,797			97,385
Interest rate spread (3)			3.27%			2.96%
Net interest-earning assets (4)	$1,176,280			$1,197,411
Net interest margin (5)			3.39%			3.09%
Ratio of interest-earning assets to interest-bearing liabilities	137.26%			139.72%

Supplemental information:
Total deposits, including demand deposits	$3,792,150	$7,131		$3,635,259	$7,072
Cost of total deposits			0.25%			0.26%
Total funding liabilities, including demand deposits	$3,922,371	$10,218		$3,763,821	$10,157
Cost of total funding liabilities			0.35%			0.36%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

	(in thousands)

Interest-earning assets:
Investment securities (1)	$390,577	$391,448	$393,364	$394,301	$358,927
Other interest-earning assets	27,723	64,678	150,569	286,026	372,892
Loans held for sale	28,046	29,474	29,842	63,833	84,399
Loans
Commercial loans (2)	2,522,359	2,384,630	2,291,343	2,165,739	2,121,432
Residential real estate loans (2)	1,470,305	1,330,772	1,220,703	1,171,608	1,121,898
Consumer loans (2)	63,220	88,943	118,242	143,577	170,366
Total loans	4,055,884	3,804,345	3,630,288	3,480,924	3,413,696
Total interest-earning assets	4,502,230	4,289,945	4,204,063	4,225,084	4,229,914
Noninterest-earning assets	308,734	311,998	326,811	337,310	347,060
Total assets	$4,810,964	$4,601,943	$4,530,874	$4,562,394	$4,576,974
Interest-bearing liabilities:
Savings accounts	$1,293,598	$1,266,912	$1,165,683	$1,147,855	$1,136,131
NOW accounts	305,777	311,241	301,279	300,459	283,725
Money market accounts	893,452	885,305	858,792	839,977	832,340
Certificates of deposit	486,923	484,484	522,211	543,208	570,570
Brokered deposits	102,875	100,000	100,000	100,000	100,000
Total interest-bearing deposits	3,082,625	3,047,942	2,947,965	2,931,499	2,922,766
FHLB advances	196,036	34,763	55,706	55,714	84,438
Subordinated debentures	34,237	34,207	34,173	34,144	34,111
Total borrowings	230,273	68,970	89,879	89,858	118,549
Total interest-bearing liabilities	3,312,898	3,116,912	3,037,844	3,021,357	3,041,315
Noninterest-bearing liabilities:
Noninterest-bearing deposits	789,214	768,088	738,578	768,361	756,927
Other noninterest-bearing liabilities	80,304	75,186	86,763	92,034	90,366
Total liabilities	4,182,416	3,960,186	3,863,185	3,881,752	3,888,608
Total stockholders' equity	628,548	641,757	667,689	680,642	688,366
Total liabilities and stockholders' equity	$4,810,964	$4,601,943	$4,530,874	$4,562,394	$4,576,974

	Annualized Yield Trend - Quarters Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Interest-earning assets:
Investment securities (1)	2.00%	1.92%	1.75%	1.55%	1.43%
Other interest-earning assets	2.05%	0.81%	0.16%	0.19%	0.18%
Loans held for sale	5.33%	4.51%	3.59%	3.11%	3.13%
Commercial loans (2)	4.45%	4.25%	3.91%	4.15%	4.19%
Residential real estate loans (2)	3.50%	3.37%	3.37%	3.34%	3.31%
Consumer loans (2)	4.99%	4.71%	4.59%	4.56%	4.50%
Total loans	4.11%	3.96%	3.75%	3.90%	3.91%
Total interest-earning assets	3.93%	3.73%	3.43%	3.41%	3.36%

Interest-bearing liabilities:
Savings accounts	0.37%	0.20%	0.13%	0.09%	0.13%
NOW accounts	0.05%	0.05%	0.05%	0.05%	0.06%
Money market accounts	0.61%	0.30%	0.14%	0.15%	0.19%
Certificates of deposit	0.64%	0.55%	0.57%	0.64%	0.76%
Brokered deposits	0.27%	0.20%	0.76%	0.71%	0.64%
Total interest-bearing deposits	0.45%	0.27%	0.22%	0.22%	0.28%
FHLB advances	2.45%	1.36%	1.37%	1.37%	2.03%
Subordinated debentures	6.07%	6.14%	6.21%	6.09%	6.09%
Total borrowings	2.99%	3.74%	3.21%	3.17%	3.20%
Total interest-bearing liabilities	0.63%	0.34%	0.31%	0.31%	0.39%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2022	2022	2022	2021	2021
(dollars in thousands)

Return on average assets (ROAA)	1.14%	0.87%	1.08%	1.10%	1.07%

Return on average equity (ROAE)	8.76%	6.22%	7.35%	7.40%	7.12%

Total noninterest expense	$34,473	$34,954	$34,835	$38,188	$39,274
Less: Amortization of other intangible assets	235	235	235	235	324
Total adjusted noninterest expense	$34,238	$34,719	$34,600	$37,953	$38,950

Net interest and dividend income	$39,332	$37,195	$33,270	$33,985	$32,803
Total noninterest income	14,245	14,103	19,061	19,164	22,010
Total revenue	$53,577	$51,298	$52,331	$53,149	$54,813

Efficiency ratio (1)	63.90%	67.68%	66.12%	71.41%	71.06%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2022	2022	2022	2021	2021
(dollars in thousands)

Total nonperforming assets	$23,367	$24,441	$26,109	$36,186	$36,514

Nonperforming assets to total assets	0.47%	0.52%	0.57%	0.79%	0.80%

Allowance for credit losses on loans to total loans	1.06%	1.11%	1.12%	1.26%	1.39%

Net (recoveries) charge-offs	$(799)	$(504)	$2,730	$1,174	$1,658

Annualized net (recoveries) charge-offs/average loans	(0.08)%	(0.05)%	0.30%	0.13%	0.19%

Allowance for credit losses on loans to nonperforming loans	191.60%	178.41%	159.96%	125.60%	131.52%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2022	2022	2022	2021	2021
(dollars in thousands, except share data)

Common stock outstanding	49,202,660	49,989,007	51,257,696	52,390,478	53,232,110

Book value per share	$12.43	$12.49	$12.66	$12.97	$12.77

Tangible common equity:
Total stockholders' equity	$611,370	$624,478	$649,065	$679,261	$680,032
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	2,461	2,695	2,930	3,164	3,399
Tangible common equity	$539,107	$551,981	$576,333	$606,295	$606,831

Tangible book value per share (2)	$10.96	$11.04	$11.24	$11.57	$11.40

Tangible assets:
Total assets	$4,987,643	$4,704,044	$4,591,325	$4,553,405	$4,567,094
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	2,461	2,695	2,930	3,164	3,399
Tangible assets	$4,915,380	$4,631,547	$4,518,593	$4,480,439	$4,493,893

Tangible common equity / tangible assets (3)	10.97%	11.92%	12.75%	13.53%	13.50%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2022	2022	2021	2022	2022	2021

	(in thousands)

Net interest and dividend income	$437	$411	$792	$39,373	$37,246	$32,494
Provision (benefit) for credit losses	—	—	—	668	2,546	(1,627)
Net interest and dividend income, after provision for loan losses	437	411	792	38,705	34,700	34,121
Mortgage banking income:
Gain on sale of mortgage loans	3,809	4,538	12,756	—	—	—
Intersegment gain (loss)	698	1,097	2,366	(904)	(1,095)	(1,373)
Changes in mortgage servicing rights fair value	1,652	735	(918)	164	127	(74)
Other	2,235	2,393	3,619	218	219	263
Total mortgage banking income (loss)	8,394	8,763	17,823	(522)	(749)	(1,184)
Other noninterest income (loss)	(13)	7	25	6,180	6,084	6,339
Total noninterest income	8,381	8,770	17,848	5,658	5,335	5,155
Noninterest expense	6,610	7,242	12,387	27,707	27,131	26,570
Income before income taxes	2,208	1,939	6,253	16,656	12,904	12,706
Provision for income taxes	687	549	1,559	4,166	3,550	3,575
Net income	$1,521	$1,390	$4,694	$12,490	$9,354	$9,131

	HarborOne Mortgage		HarborOne Bank
	For the Nine Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021

	(in thousands)

Net interest and dividend income	$1,198	$2,897	$110,043	$95,876
Provision (benefit) for credit losses	—	—	3,552	(5,822)
Net interest and dividend income, after provision (benefit) for credit losses	1,198	2,897	106,491	101,698
Mortgage banking income:
Gain on sale of mortgage loans	13,669	51,820	—	—
Intersegment gain (loss)	2,632	3,938	(2,607)	(2,945)
Changes in mortgage servicing rights fair value	7,082	72	881	(207)
Other	6,953	11,633	670	839
Total mortgage banking income (loss)	30,336	67,463	(1,056)	(2,313)
Other noninterest income	3	37	18,151	17,328
Total noninterest income	30,339	67,500	17,095	15,015
Noninterest expense	21,613	44,545	81,663	75,161
Income before income taxes	9,924	25,852	41,923	41,552
Provision for income taxes	2,777	6,905	11,273	11,873
Net income	$7,147	$18,947	$30,650	$29,679